FIRST AMENDMENT TO SEVERANCE AGREEMENT

THIS **FIRST AMENDMENT TO SEVERANCE AGREEMENT** ("First Amendment") is made and entered into effective as of this 22 day of September, 2020 (the "Effective Date"), by and between **SHARING SERVICES GLOBAL CORPORATION**, a Nevada corporation (the "Company") and **FRANK ALAN WALTERS** ("Executive"). Collectively, Company and Executive shall be known as the "Parties".

RECITALS:

WHEREAS, the Company and Executive entered into that certain "Severance Agreement" (the "Agreement") dated effective July 15, 2020, and

WHEREAS, the Company and Executive have agreed to amend certain terms of the Agreement pursuant to the terms and conditions set forth in this First Amendment.

AGREEMENT:

NOW THEREFORE, in consideration of the premises and mutual covenants and conditions herein, the Parties, intending to be legally bound, hereby agree as follows, effective as of the Effective Date:

1. TRANSITION SERVICES. Section 16 of the Agreement is hereby deleted and replaced in its entirety with the following:

"16. TRANSITION SERVICES.

*"16.1 Commencing on October 1, 2020 and continuing until no later than midnight December 31, 2020 (the "**Transition Period**"), Employee shall serve as the Interim Chief Financial Officer ("CFO") of the Company. Should the Company hire a new CFO during the Transition Period, Employee shall immediately resign from his position as Interim CFO.*

16.2 Commencing on the day after Employee resigns as the Interim CFO, Employee further agrees to make himself available to answer any work-related questions the Company (and the new CFO) might ask during normal business hours through the Transition Period.

16.3 Employee also agrees to make himself available to answer work-related questions from the Company CEO or new CFO from time-to-time during the time period commencing on the date which is the last date of the expiration of the Transition Period and continuing for a time period of six (6) months thereafter.

16.4 Employee acknowledges and agrees that he will not perform services for any third party during the Transition Period that have not been pre-approved in writing by the Company."

2. **DEFINED TERMS.** Unless expressly defined herein, all capitalized terms used in this First Amendment shall have the meanings given to such terms in the Agreement.

3. **CONTINUING EFFECT.** This First Amendment shall be incorporated into and become a part of the Agreement and all other terms, conditions and obligations of the Agreement shall remain unchanged and in full force and effect.

4. **CONFLICT IN TERMS.** If any dispute shall arise as to a conflict in the terms of the Agreement and this First Amendment, the terms of this First Amendment shall be deemed to supersede any such conflicting terms and this First Amendment shall be further deemed to govern over the Agreement.

5. **FURTHER ACTS.** Each party hereto agrees to perform any and all such further and additional acts and execute and deliver any and all such further and additional instruments and documents as may be reasonably necessary in order to carry out the provisions and effectuate the intent of this First Amendment.

6. **SEVERABILITY.** If any provision hereof is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provisions shall be duly severable; this First Amendment shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the severance of the illegal, invalid, or unenforceable provision or provisions.

7. **COUNTERPART EXECUTION.** This First Amendment may be executed by facsimile, in any number of counterparts, each of which may be executed by any one or more of the Parties hereto, but all of which shall constitute one instrument, and shall be binding and effective when all of the Parties hereto have executed at least one counterpart.

THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK
SIGNATURE PAGES ARE SET OUT BELOW

IN WITNESS WHEREOF, the Parties have executed this First Amendment to be effective as of the Effective Date.

COMPANY:

SHARING SERVICES GLOBAL CORPORATION,
a Nevada corporation

By: ____________________
Printed Name: John "JT" Thatch
Title: CEO

EXECUTIVE:

____
Frank Alan Walters